TECHNOLOGY FUNDING VENTURE PARTNERS V,
                        AN AGGRESSIVE GROWTH FUND, L.P.
                           1107 Investment Boulevard
                       El Dorado Hills, California 95762

                NOTICE OF TRI-ANNUAL MEETING OF LIMITED PARTNERS

To the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P.:

Notice is hereby given that the tri-annual Meeting of Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") will be held at 11:00 a.m., local time, on Friday, _____, 2005, at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, to consider and vote upon:

1. The election of two Individual General Partners each to serve for a three-year term or until the earlier termination of the Partnership;

2. The election of two Managing General Partners each to serve for a three-year term or until the earlier termination of the Partnership;

3. The amendment of Articles 3.01, 3.02, and 3.05 of the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") to remove Technology Funding Inc., a Managing General Partner, as a voting General Partner on matters of Partnership governance.

4. Ratification of the Individual General Partners' appointment of Grant Thornton LLP as independent registered public accountants of the Partnership;

5. Such other matters as may properly come before the Meeting or any adjournment thereof.

This notice and the enclosed proxy statement and form of proxy are first being mailed to Limited Partners on or about _______, 2005.

You are cordially invited to attend this Meeting. Whether or not you plan to attend this meeting, please complete, sign and date the accompanying proxy and return it as promptly as possible in the enclosed postage-paid envelope. The enclosed proxy is being solicited by the Individual General Partners.

                        By order of the Individual General Partners,

                        Charles R. Kokesh, General Partner
                        Technology Funding Ltd., Managing General Partner


El Dorado Hills, California
Dated: _____, 2005

                     TECHNOLOGY FUNDING VENTURE PARTNERS V,
                        AN AGGRESSIVE GROWTH FUND, L.P.
                          1107 Investment Boulevard
                      El Dorado Hills, California 95762

                            PROXY STATEMENT

The notice of meeting, proxy statement and form of proxy are first being mailed toLimited Partners on or about _________, 2005.

Voting Rights and Procedures
----------------------------

Only Limited Partners of record at the close of business on ______, 2005, will be entitled to vote at the tri-annual Meeting of Limited Partners of the Partnership (the "Meeting"). At the close of business on that date, the Partnership had 400,000 Units outstanding and entitled to vote. Limited Partners are entitled to one vote for each Unit held.

Limited Partners may vote in person or by proxy at the Meeting. A vote cast in person at the Meeting will supersede any proxy previously given, including a proxy given by prior non-response. The enclosed form of proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the choices made by the Limited Partner with respect to the proposals listed on the form of proxy.

The nominees for Individual General Partners and Managing General Partners receiving the highest number of votes cast that constitute a majority of the Units outstanding shall be elected.

The approval of the other matters proposed in this proxy statement requires the affirmative vote or consent of the Limited Partners who in the aggregate own more than 50% of the outstanding Units. Abstentions so marked on the ballot will have the same effect as votes against a proposal.

If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, then the persons designated to serve as proxies will vote "FOR" each proposal noted on the enclosed form of proxy. If a Limited Partner fails to return a proxy and does not attend and vote at the meeting in person, the Limited Partner, pursuant to Article 14.05 of the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement"), shall be deemed to have granted to the Individual General Partners a proxy solely for those matters noticed for and acted upon at the Meeting, and such proxy shall be voted by a majority of the Individual General Partners. It is anticipated that the Individual General Partners will vote all such proxies "FOR" the proposals noted on the enclosed form of proxy.

If any other matters should be properly presented at the Meeting, the persons designated to serve as proxies will vote on such matters in accordance with a determination by a majority of the Individual General Partners.

General Information
-------------------

Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") is a limited partnership that was organized under the laws of the State of Delaware on June 26, 1989. The Partnership commenced selling units of limited partnership interests ("Units") in May 1990. On January 2, 1991, the minimum number of Units required to commence Partnership operations (15,000) was sold to persons who became limited partners of the Partnership ("Limited Partners"). The Partnership completed its offering on December 31, 1992, raising a total of $40,000,000 from the sale of 400,000 Units.

The Partnership Agreement calls for the Partnership to be managed and administered by a minimum of two Individual General Partners ("IGPs") (equivalent to Independent General Partners, as defined in Article 2, Section
(q) of the Partnership Agreement). As used hereinafter, the terms "Individual General Partners" and "Independent General Partners" mean the same thing and are interchangeable.

Subject to the terms of the Partnership Agreement, the Individual General Partners have exclusive control of the management of the Partnership, provide overall guidance and supervision of the Partnership's operations, and perform the various duties imposed on the boards of directors of business development companies by the Investment Company Act of 1940, as amended (the "Act").

In addition to having general fiduciary duties, the Individual General Partners, among other things, supervise the management arrangements of the Partnership and supervise the activities of the Managing General Partners. Subject to the supervision of the Individual General Partners, the Managing General Partners are responsible for (i) management of the Partnership; (ii) making all decisions regarding the Partnership's venture capital investment portfolio; (iii) negotiation and structuring of investments in portfolio companies; (iv) oversight of the portfolio companies including providing, or arranging for the provision of, managerial assistance to portfolio companies; and (v) day-to-day administration of Partnership affairs.

Pursuant to an amendment to the Partnership Agreement approved by a vote of the Limited Partners in November 2002, the Partnership's term was extended to December 31, 2004, and for up to two one-year extensions through December 31, 2006, at the discretion of the Partnership's Individual General Partners. At its regular March 12, 2004, meeting, the IGPs exercised their right under the amendment approved by a vote of the Limited Partners in November 2002 to extend the term of the Partnership to December 31, 2006.

The Partnership's principal investment objectives are long-term capital appreciation from venture capital investments in new and developing companies and preservation of Limited Partner capital through risk management and active involvement with portfolio companies. The Partnership elected to be a business development company under the Act and operates as a nondiversified investment company as that term is defined in the Act.

Solicitation of Proxies
-----------------------

The accompanying proxy is solicited on behalf of the Individual General Partners for use at the Meeting to be held at 11:00 a.m., local time, on Friday, ______, 2005, at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, and any adjournment thereof. The Individual General Partners of the Partnership have designated Charles R. Kokesh and Peter F. Bernardoni or either of them, each with power of substitution, to serve as proxies.

The expenses of soliciting proxies will be paid by the Partnership. Excluding the costs of printing the proxies, ballots, and return envelopes and postage, the expected cost of this proxy solicitation will be approximately $25,000 to $35,000 including the allocable costs of personnel of the Managing General Partners engaged in preparing the proxy statement, supervising the costs of printing and mailing, tabulating the ballots, and responding to inquiries from Limited Partners, plus approximately $10,000 of legal costs attributable to this proxy for counsel to the Partnership and special Delaware counsel.

Record Date
-----------

By order of the Individual General Partners, only Limited Partners of record at the close of business on ______, 2005, are entitled to notice of and will be entitled to vote at the Meeting and any adjournment thereof.

Revocation and Dissenter's Rights
---------------------------------

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the vote pursuant to the proxy. A proxy may be revoked by (i) submitting before or at the Meeting a written revocation of the proxy with the Partnership; (ii) submitting to the Partnership before or at the Meeting a subsequent proxy that is signed by the person who signed the earlier proxy; or (iii) attending the Meeting and casting a contrary vote.

The Partnership is a closed-end, non-trading entity that has elected to operate as a business development company under the Act. Limited Partners do not have any "dissenter's rights" with respect to any of the proposals listed on the proxy.

Ownership of Partnership Units
------------------------------

According to records maintained by the Partnership, as of ________, 2005, no person owned beneficially more than 5% of the outstanding Units. Except for the direct ownership of 20 Units each by the Independent General Partners, the General Partners do not own any securities of the Partnership, whether voting or non-voting. As provided in Article 7.01(a) of the Partnership Agreement, the Managing General Partners made a capital contribution and received an ownership interest reflected in the allocation provisions in Articles 8 and 9 of the Partnership Agreement, relating to profits and losses and distributions, but do not own Partnership Units.

Annual Reports
--------------

The Partnership's Annual Report on Form 10-K for the year ended December 31, 2004, was filed with the Securities and Exchange Commission ("SEC") on March 23, 2005, and will be mailed to all Limited Partners. The Annual Report on Form 10-K for the year ended December 31, 2003, was mailed to all Limited Partners of record as of December 31, 2003, on or about July 8, 2004. The Partnership will provide without charge to each Limited Partner an additional copy of the Annual Report and/or the Amended and Restated Limited Partnership Agreement upon request. Address your request to Client Services by calling toll-free 1-800-821-5323, or by writing Client Services at Technology Funding, 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505.

Proposal 1 - Election of Individual General Partners
----------------------------------------------------

All General Partners of the Partnership are elected by the Limited Partners. Currently, the three Individual General Partners are Messrs. Ben H. Crawford, Harry E. Kitch and Richard A. Marcum. Mr. Crawford and Mr. Kitch have served as IGPs since the formation of the Partnership. At the December 3, 2004, meeting of the IGPs, a motion appointing Mr. Marcum as an Independent General Partner of the Partnership was unanimously approved. Mr. Crawford is not standing for re-election and will withdraw as an Individual General Partner effective as of the date of the Meeting.

As required by the Investment Company Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership as defined in the Act. The SEC has issued an order declaring that persons serving as Individual General Partners of the Partnership will not be deemed to be "interested persons" of the Partnership, as defined in Section 2(a)(19) of the Act, solely by reason of their being partners of the Partnership and co-partners of one another. Presently, none of the Individual General
Partners is an "interested person" of the Partnership. Therefore, the Individual General Partners constitute the Partnership's Independent
General Partners. None of the nominees for Individual General Partner has provided in the past five years or provides any services to or receives compensation in any form from the Partnership except as disclosed below, nor have they received any compensation from any other partnerships managed by the Managing General Partners or from the Managing General Partners.

At the Meeting, the Limited Partners will vote to elect two Individual General Partners, each to hold office for a three-year term or until the earlier termination of the Partnership and until his successor is elected and qualified or until his earlier resignation or removal. Each of the nominees is presently an Individual General Partner of the Partnership. Each nominee listed below has consented to serve as an Individual General Partner and to being named in this Proxy Statement. There are no arrangements or understandings related to the nomination of any of the Individual General Partners except as provided in the Partnership Agreement. If any nominee is not available for election, which is not anticipated, the proxies received will be voted for such substitute nominee as the Individual General Partners may recommend.

The Annual Reports mailed to Limited Partners of record include the name and address of each Individual General Partner, so that Limited Partners may communicate directly with the Independent General Partners.

Certain information about each nominee is set forth below:

                                  Partnership Units    Percentage Ownership
Nominee                     Age   Beneficially Owned   of Outstanding Units
----------------------------------------------------------------------------
Harry E. Kitch, P.E.         58          20                   *
Richard A. Marcum            56          20                   *
*Denotes beneficial ownership of less than 1% of outstanding Units.

Harry E. Kitch, P.E., has been an Individual General Partner since 1990 when the Partnership was formed. Mr. Kitch is Deputy for the Planning Community of Practice for the Directorate of Civil Works, Headquarters, Corps of Engineers, Department of the Army. As Leader of the Corps of Engineers' Flood Damage Reduction Business Program, he is also responsible for development of that $1 billion program. Mr. Kitch has been with the Corps of Engineers since August 1971, serving in a variety of field and headquarters positions until April 2003 when he assumed his present position. His work has included the assessment of environmental, engineering, and economic viability of the projects as well as the project management of major evaluation studies.

Richard A. Marcum has previously served as an Individual General Partner for two Technology Funding funds affiliated with the Partnership. Since 1999, Mr. Marcum has worked as a consultant and lobbyist for economic development organizations and real estate developers in Florida, New Mexico, and Texas. From 1998 to 1999, Mr. Marcum was Executive Director of the Regional Development Corporation in Santa Fe, New Mexico. Prior to that, he held the same position with Santa Fe Economic Development, Inc., from 1996 to 1998. From 1993 to 1996, Mr. Marcum was Executive Director of the Santa Rosa County Economic Development Corporation in Milton, Florida.

Compensation
------------

Under Article 4.02 of the Partnership Agreement, the Partnership will pay each Individual General Partner compensation for services rendered as follows:

(a) the sum of $14,000 annually in quarterly installments beginning on the Commencement Date;

(b) the sum of $1,500 for each meeting of the Individual General Partners attended by such Independent General Partner to an annual limit of $8,000;

(c) if a committee is appointed by the Individual General Partners, the sum of $1,500 for each such committee meeting attended; provided, however, that if such committee meeting is held on the same day as a meeting of the Individual General Partners the sum paid for attendance at such committee meeting shall be $1,000; and

(d) all out-of-pocket expenses relating to attendance at the meetings, committee or otherwise, of the Individual General Partners.

Under Article 4.02, neither the Managing General Partners nor any of their affiliates shall receive any compensation from the Partnership. Although the Partnership Agreement provides a mechanism by which the Individual General Partners, with the approval of a majority in interest of the Limited Partners, may increase or decrease compensation payable to the IGPs, there have been no changes to the compensation arrangements set forth above. Payment of compensation to an Individual General Partner is not considered a distribution and will not effect his right to receive a distribution to which he may be entitled as a Limited Partner.

Individual General Partner Compensation for Fiscal Year 2004

                    Aggregate    Pension or  Estimated     Total
Individual          Compensation Retirement  Annual Bene-  Compensation
General             from the     Benefits    fits upon     from the
Partner             Partnership  Accrued     Retirement    Partnership
-------------------------------------------------------------------------
Harry E. Kitch, P.E. $25,000       N/A          N/A        $25,000
Richard A. Marcum     $5,000       N/A          N/A         $5,000

Pursuant to Article 7.01(b) of the Partnership Agreement, each Individual General Partner made a capital contribution of $2,000 in cash at the time of his admission to the Partnership, for which that Individual General Partner received an interest in the Partnership of 20 Units.

Individual General Partner Meetings and Committees

During 2004, the Partnership's Individual General Partners held a total of four meetings. Each of the Individual General Partners attended all four of the regular meetings of the Partnership. The Audit Committee is comprised of Mr. Kitch and Mr. Marcum. At the March 11, 2005, meeting of the Individual General Partners, Mr. Kitch was elected chairman of the Audit Committee. The Partnership does not have a separate valuation committee, compensation committee, nominating committee, or any committee performing similar functions since these functions are served by the Individual General Partners as a whole. There were no committee meetings or other special meetings other than the regularly scheduled quarterly Individual General Partner meetings in the last fiscal year.

Proposal 2 - Election of Managing General Partners
--------------------------------------------------

Technology Funding Inc. ("TFI") and Technology Funding Ltd. ("TFL") are the Managing General Partners of the Partnership. At the Meeting, the Limited Partners will elect the two Managing General Partners, each to serve until the Partnership's termination or the next meeting of Limited Partners, whichever occurs earlier, and until its successor is elected and qualified or until its earlier resignation or removal. The nominees have consented to continue to serve as Managing General Partners and to being named in this Proxy Statement.

TFI is a California corporation formed in 1979 to act as a general partner in limited partnerships providing funding to high technology companies. Its address is 1107 Investment Boulevard, El Dorado Hills, California 95762. In conjunction with TFL, TFI has organized and managed 20 limited partnerships in addition to the Partnership. TFI is a registered investment adviser under the Investment Advisers Act of 1940. Charles R. Kokesh is the sole director of TFI, and all of the shares of stock of TFI are owned by TFL. TFI and its wholly owned subsidiary, Technology Funding Capital Corporation, currently employ approximately 15 persons. The backgrounds and experience of certain senior officers of TFI are outlined in "Key Personnel of the Managing General Partners" below. TFI has been a Managing General Partner of the Partnership since its formation in 1990.

TFL is a California limited partnership formed in 1980 that serves as co-general partner with TFI in the Technology Funding partnerships. TFL is a registered investment adviser under the Investment Advisers Act of 1940. TFL is the sole shareholder of TFI. TFL has one general partner, Mr. Kokesh, and one venture partner, Peter F. Bernardoni. Mr. Kokesh is the managing general partner of TFL. TFL has been a Managing General Partner of the Partnership since its formation in 1990.

Key Personnel of the Managing General Partners
----------------------------------------------

Mr. Kokesh, 57, is President and Chief Executive Officer of TFI and Managing General Partner of TFL. Prior to forming Technology Funding in 1979, Mr. Kokesh was a Vice President of Bank of America where he was responsible for Global Treasury Management Services and previously held executive positions at Levi Strauss & Co., Ernst & Young, and Citibank.

Mr. Bernardoni, 45, is a Vice President of TFI and a Venture Partner of TFL. Prior to joining Technology Funding in February 1988, Mr. Bernardoni served in several capacities with IBM, including design engineer and sales and marketing manager.

Compensation
------------

Over and above their distributive share of Partnership profits, losses, and distributions, the Managing General Partners receive from the Partnership
(i) a management fee equal to 1% per year of the total Limited Partner adjusted capital contributions; and (ii) reimbursement of operational costs of the Partnership incurred by the Managing General Partners or their affiliates in connection with the business of the Partnership.

Managing General Partner Compensation for Fiscal Year 2004

             Aggregate     Pension or  Estimated     Total
Managing     Compensation  Retirement  Annual Bene-  Compensation
General      from the      Benefits    fits upon     from the
Partner      Partnership   Accrued     Retirement    Partnership
----------------------------------------------------------------------
TFI          $91,361(1)      N/A         N/A         $91,361(2)
TFL                0         N/A         N/A         $     0
 (1)	Compensation from the Partnership to the Managing General Partners is equivalent to the management fees paid in the year ended December 31, 2004.

For fiscal years 2004 and 2003, management fees were $91,361 and $166,618, respectively, and reimbursement of operational costs was $1,360,861 and $2,311,794, respectively.

Removal of the Managing General Partners
----------------------------------------

The Managing General Partners, together, may be removed from the Partnership either (i) by a majority of the Independent General Partners of the Partnership; (ii) by failure to be reelected by the Limited Partners; or
(iii) with the consent of a majority in interest of the Limited Partners.

In the event of the removal of the Managing General Partners and the continuation of the Partnership, the Partnership Agreement provides that the venture capital investments held by the Partnership at the time of removal will be valued in a procedure set forth in the Partnership Agreement. With respect to their Partnership interests, the removed Managing General Partners will receive a final allocation of net profit or net loss equal to the net profit or net loss that they would have been allocated pursuant to the Partnership Agreement if all unrealized capital gains and losses of the Partnership were deemed realized and an allocation of net profit or net loss were made at such time.

The Partnership Agreement provides that if the capital accounts of the removed Managing General Partners have a positive balance after the final allocation, the Partnership will deliver a promissory note to the removed Managing General Partners, with a principal amount equal to the amount, if any, by which the positive amount of the removed Managing General Partners' capital accounts exceeds the amount of their capital contributions, bearing interest at the prime rate in effect at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Partners. If the capital accounts of the removed Managing General Partners have a negative balance after such allocation, the Managing General Partners will contribute cash to the Partnership equal to that negative balance. The Partnership interests of the removed Managing General Partners will convert to those of Limited Partners and the removed Managing General Partners will continue to receive, as Limited Partners, allocations of net profits and net losses pursuant to the Partnership Agreement and related distributions as provided in the Partnership Agreement.

Proposal 3 - Removal of Technology Funding Inc. as a Voting General Partner
---------------------------------------------------------------------------

Article 3.02 requires that a majority of the General Partners be Independent General Partners. In November 2002, the Limited Partners approved an amendment to the Partnership Agreement that reduced the required minimum number of Individual General Partners from three to two. The Managing General Partners, Technology Funding Ltd. and Technology Funding Inc., continued to have one vote each on issues of Partnership governance. If there are three or more IGPs, they constitute a majority of the General Partners; however, if the number of IGPs falls to two, they are no longer a majority and the Partnership is out of compliance with its Partnership Agreement.

Proposal 3 would amend Articles 3.01, 3.02, and 3.05 to eliminate TFI's right to vote on issues of Partnership governance (although TFI will remain a Managing General Partner with such other rights, powers and duties as set forth in the Partnership Agreement). Articles 3.01, 3.02, and 3.05 would read as follows with the changes underlined and in bold type:

    3.01 Partnership Governance. The Partnership shall be governed by two or more Individual General Partners as such number is fixed pursuant to Section 3.02 and Technology Funding Ltd. as to one vote. All matters, except as provided in Sections 3.04 and 3.05, shall be determined by a majority combined vote of Individual General Partners and Technology Funding Ltd.

    3.02 Individual General Partners. The number of Individual General Partners shall initially be two and shall be fixed from time to time by the Independent General Partners; provided, however, that the number of Individual General Partners shall in no event be less than two or more than nine (except prior to the initial public offering of Units). A majority of the voting General Partners shall at all times be Independent General Partners. If at any time the number of Independent General Partners is less than a majority of voting General Partners, within 90 days thereafter, action shall be taken pursuant to Section 3.03 to restore the number of Independent
          General Partners to a majority.

    3.05 Managing General Partners. The Managing General Partners, on behalf of the Partnership, are hereby granted the exclusive power and authority from time to time to do the following:
          (a) subject to the supervision of the Individual General Partners, manage and control the venture capital investments of the Partnership, including, but not limited to, the power to make all decisions regarding the Partnership's venture capital investment portfolio and, among other things, to find, evaluate, structure, monitor, sell, and liquidate, upon dissolution or otherwise, such investments, approve or guarantee Portfolio Company borrowings up to the limit set by
               Section 3.04(g) above, to provide, or arrange for the provision of, managerial assistance to Portfolio Companies and in connection therewith to enter into, execute, amend, supplement, acknowledge, and deliver any and all contracts, agreements, or other instruments for the performance of such functions, including the investment and reinvestment of all or part of the Partnership's assets, execution of portfolio transactions, and any or all administrative functions;
          (b) subject to the supervision of the Individual General Partners, manage and control the investments of the Partnership in unaffiliated venture capital funds, including, but not limited to, the power to make all decisions regarding such investments, and, among other things, to find, evaluate, structure, monitor, sell, and liquidate, upon dissolution or otherwise, such investments; and
          (c) without the consent of any Limited Partners, (i) admit additional Limited Partners to the Partnership in accordance with Section 7.02 and (ii) admit an assignee of a Limited Partner's Partnership Interest to be a Substituted Limited Partner in the Partnership, pursuant to and subject to the terms of Section 13.03.

          On matters of Partnership governance, only Technology Funding Ltd. will have a vote although Technology Funding Inc. remains a Managing General Partner with such other rights, powers and duties as set forth in this Section 3.05.

          The grant of exclusive power and authority to the Managing General Partners under this Section 3.05 in no way limits the rights, powers, or authority of the Individual General Partners under this Agreement, DRULPA, or as otherwise provided by law.

At the effective time of this amendment, (i) Peter F. Bernardoni, representing TFI, will no longer vote on matters of Partnership governance and (ii) Charles
R. Kokesh, representing TFL, and Messrs. Kitch and Marcum as Independent General Partners will vote on all matters of Partnership governance. This change will be irrevocable except by a vote of a majority in interest of the Limited Partners. Under DRULPA, a partnership agreement may deny management powers to certain general partners and grant management powers to other general partners or other persons. See 6 Del.C. Sec. 17-405(a).

The proposed amendments to the Partnership Agreement will continue to meet the requirement that a majority of the members of the Partnership's governing body be independent and not "interested Persons" of the Partnership as defined in the Act. In the current economic and legal climate, it is difficult to attract qualified people to serve as directors (in the Partnership's case, Independent General Partners) of entities registered with and reporting to the SEC. This amendment is intended to provide flexibility in ongoing compliance with Section 56 of the Act (15 U.S.C. 80(a)-56) which requires that the majority of the Partnership's management shall be persons who are not interested persons of the Partnership.

Proposal 4 - Appointment of Independent Registered Public Accountants
---------------------------------------------------------------------

At a Meeting of Limited Partners on November 8, 2002, the Limited Partners ratified the appointment of Grant Thornton LLP as the Partnership's independent registered public accountants. During Grant Thornton LLP's tenure as the Partnership's independent registered public accountants, there have been no disagreements with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope, or procedure. Grant Thornton LLP's reports on the Partnership's financial statements have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

Pursuant to the authority conferred in Article 3.07 of the Partnership Agreement and subject to the approval of a majority in interest of the Limited Partners, the Independent General Partners have directed the Managing General Partners to appoint Grant Thornton LLP as the Partnership's independent registered public accountants. Grant Thornton LLP has represented that it has no direct or indirect financial interest in the Partnership. The appointment of Grant Thornton LLP is subject to ratification or rejection by the Limited Partners of the Partnership. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the appointment of Grant Thornton LLP.

Grant Thornton LLP will also act as independent registered public accountants for the Managing General Partners and all of the other Technology Funding partnerships and entities (subject to receipt of approval of interest holders in such entities, if necessary). The fees received by Grant Thornton LLP from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Partnership. The Individual General Partners considered the fact that Grant Thornton LLP has been retained as the independent accountants for the Managing General Partners and the other entities described above in their evaluation of the independence of Grant Thornton LLP with respect to the Partnership.

Audit Fees
----------

The Partnership paid aggregate fees of approximately $72,202 and $68,926 to its independent registered public accountants, Grant Thornton LLP, for professional services rendered to the Partnership with respect to audits of the annual financial statements and reviews of the quarterly financial statements for the years ended December 31, 2004 and 2003, respectively.

Audit-Related Fees
------------------

There were no additional fees paid to Grant Thornton LLP for such services.

Tax Fees
--------

The Partnership paid aggregate fees of approximately $19,857 and $15,888 to Grant Thornton LLP for tax-related services rendered to the Partnership for the years ended December 31, 2004 and 2003, respectively. These services included preparation of the Partnership's tax returns.

All Other Fees
--------------

The Partnership did not pay any fees to Grant Thornton LLP for services, other than the services referred to above, for the years ended December 31, 2004 and 2003, respectively.

In aggregate, Grant Thornton LLP was paid a total of $424,238 and $351,948 for audit and tax services provided to the Partnership, its Managing General Partners and other entities that would be considered affiliates of the Partnership or its Managing General Partners for the years ended December 31, 2004, and December 31, 2003, respectively. The Partnership's Independent General Partners considered whether payment of the fees disclosed above were compatible with Grant Thornton LLP's independence and concluded that such payments did not affect their independence.

Audit Committee Pre-Approval Policies and Procedures
----------------------------------------------------

The Independent General Partners have established procedures for the pre-approval of auditing services and non-auditing services to be performed by the Partnership's independent registered public accountants. Such pre-approval can be given as part of the Independent General Partners' annual approval of the scope of the engagement of the independent registered public accountants or on an individual basis. Approved non-auditing services must be disclosed in the Partnership's periodic public reports. The Independent General Partners pre-approved all of the non-audit services provided by the independent registered public accountants in 2004 and 2003.

Representatives of Grant Thornton LLP will not be present at the Meeting and therefore will not have the opportunity to respond to questions from Limited Partners or to make a statement.

The Individual General Partners recommend a vote FOR Proposals 1, 2, 3, and 4.

Other Matters
-------------

This proxy statement contains certain forward-looking statements that are subject to risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements. For those statements, the Managing General Partners claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The Individual General Partners do not intend to bring any other business before the Meeting and, so far as it is known to the IGPs, no matters are to be brought before the Meeting except as specified in the notice of the Meeting.

Additional Information
----------------------

Limited Partner Status
----------------------

The Partnership Agreement provides that the Limited Partners of the Partnership are prohibited from exercising certain rights of limited partners, including the right to elect General Partners, to approve certain Partnership matters, and to amend the Partnership Agreement, unless prior to the exercise of such rights, counsel for the Partnership has delivered to the Partnership an opinion to the effect that neither the existence of such rights nor the exercise thereof will violate the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, as amended, or the applicable laws of the other jurisdictions in which the Partnership is then formed or qualified, or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes. Prickett, Jones & Elliott, P.A., as special Delaware counsel to the Partnership, has delivered a favorable opinion to the Partnership with respect to the foregoing and as required by Article 6.01 of the Partnership Agreement. To the extent that the Investment Company Act requires a vote on certain matters, there will be a limited partner vote.

Limited Partner Proposals
-------------------------

If for any reason the term of the Partnership is extended beyond 2006, any Limited Partner proposal submitted to the Partnership for inclusion in the Partnership's proxy statement and form of proxy relating to the Partnership's next tri-annual meeting of the Limited Partners in 2008, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Partnership at the Partnership's principal executive offices 120 days or a reasonable length of time prior to the date the Partnership mails proxy materials for the meeting in order for the proposal to be considered at that meeting. Any such proposal must comply in all respects with the applicable rules and regulations under the Exchange Act.

In order for proposals made outside Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Partnership at the Partnership's principal executive offices a reasonable length of time prior to the date the Partnership mails the proxy materials for the meeting for consideration at that meeting.

The proxies solicited by the Partnership will confer general discretionary authority only with regard to such matters specifically noticed in this proxy statement. Notwithstanding such discretionary authority, the Independent General Partners are supportive of all the proposals noticed in this proxy statement and will vote any proxies granted to them in favor of each proposal unless a proxy is marked to be voted against a specific proposal or candidate as provided on the ballot. The Partnership will specifically advise the Limited Partners when to submit proposals for the next tri-annual meeting in future reports filed under the Exchange Act.

Where You Can Find More Information
-----------------------------------

The Partnership files annual and quarterly reports, proxy statements and other information with the U.S. Securities and Exchange Commission ("SEC"). The Partnership's filings with the SEC are available to the public through the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") accessible through the SEC's web site at http://www.sec.gov. Limited Partners also may read and copy any report, statement, or other information that the Partnership has filed with the SEC at the SEC's public reference rooms. Call the SEC at 1-800-SEC-0330 for more information on obtaining information from the SEC's public reference rooms.

The SEC allows the Partnership to incorporate by reference information into this proxy statement, meaning the Partnership can disclose important information by referring Limited Partners and others who read this proxy statement to other documents that the Partnership has filed with the SEC. The Partnership incorporates by reference the documents listed below:

  The Partnership's annual report on Form 10-K for the year ended December 31, 2004, filed on March 23, 2005, file number 814-00082.

  The Partnership's Amended and Restated Partnership Agreement filed on January 8, 2003, on Form 8-K.

All Limited Partners are urged to complete, sign and date the accompanying proxy and return it in the enclosed postage-paid envelope. Thank you for your assistance.

                   TECHNOLOGY FUNDING VENTURE PARTNERS V,
                      An Aggressive Growth Fund, L.P.

                Proxy for Tri-Annual Meeting of Limited Partners
                            _____________, 2005

      Proxy Solicited by the Individual General Partners of the Partnership

THE PROXIES SOLICITED BY THE PARTNERSHIP WILL CONFER GENERAL DISCRETIONARY AUTHORITY ONLY WITH REGARD TO SUCH MATTERS SPECIFICALLY NOTICED IN THIS PROXY.

Please mark, date, and sign this proxy and return it prior to the meeting to be held on ___________, 2005.

The undersigned hereby appoints Charles R. Kokesh and Peter F. Bernardoni or either of them, each with power of substitution, as proxies to represent the undersigned at the tri-annual Meeting of the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") to be held at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 11:00 a.m., local time, on Friday, ______, 2005, and any adjournment thereof, and to vote the number of Units of limited partnership interest in the Partnership the undersigned would be entitled to vote if personally present in the following matters:

1. Election of two Individual General Partners each to serve for a three-year term or until the earlier termination of the Partnership.

  FOR all nominees listed below (except as marked to the contrary below)  [   ]
  WITHHOLD AUTHORITY to vote for all nominees listed below                [   ]
  Nominees:   Harry E. Kitch, P.E.
              Richard A. Marcum

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name(s) below.

_____________________________________________________

2. Election of Two Managing General Partners each to serve for a three-year term or until the earlier termination of the Partnership.

  FOR all nominees listed below (except as marked to the contrary below)  [   ]
  WITHHOLD AUTHORITY to vote for all nominees listed below                [   ]
  Nominees:   Technology Funding Inc.
              Technology Funding Ltd.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name(s) below.

_____________________________________________________

3. The amendment of Articles 3.01, 3.02, and 3.05 of the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") to remove Technology Funding Inc., a Managing General Partner, as a voting General Partner on matters of Partnership governance.

FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

4. Ratification of the appointment of Grant Thornton LLP as independent registered public accountants of the Partnership.

FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

5. Such other matters as may properly come before the Meeting or any adjournment thereof.

The Independent General Partners recommend a vote FOR all Proposals 1, 2, and 3 above. This proxy will be voted as directed. Limited Partners may vote in person or by proxy at the Meeting. A vote cast in person at the Meeting will supersede any proxy previously given, including a proxy given by prior non-response. If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, or if a Limited Partner fails to return a proxy, the Limited Partner, pursuant to Article 14.05 of the Partnership Agreement, shall be deemed to have granted to the Independent General Partners a proxy solely for those matters noted on the form of proxy and the Independent General Partners will vote all such proxies "FOR" each proposal noted on the enclosed form of proxy. Withholding authority or abstentions so marked on any proposal will have the same effect as a vote against the proposal.


PROXY INSTRUCTIONS
1.  Please sign exactly as the name or names appear hereon.
2. If Units of limited partnership interest are held jointly by two or more persons, each joint holder should sign the proxy.
3. A proxy executed by a corporation should be signed in its name by an authorized officer.
4. Persons signing as executors, administrators, trustees and partners should so indicate when signing.

Dated:__________________, 2005
By signing below, the undersigned hereby acknowledges receipt of the Proxy Statement and the 2001 Annual Report.

Signature(s)_________________________________________

            _________________________________________

If the information on the mailing label is not correct, please make changes below:

Social Security #:  ______ -  _____ - ____________

Address:    ____________________________
            ____________________________